EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Teton Energy Corporation (formerly Teton Petroleum Company) on Form S-8 of our report dated March 4, 2005 on the December 31, 2004, 2003 and 2002 consolidated financial statements of Teton Energy Corporation appearing in the Annual Report on Form 10-K/A of Teton Energy Corporation for the year ended December 31, 2004.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

October 14, 2005
Denver, Colorado